Exhibit 10.1
RESTRICTED STOCK AGREEMENT
HERCULES OFFSHORE
2004 LONG-TERM INCENTIVE PLAN
          This Restricted Stock Agreement (the “Agreement”) is made and entered into by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Participant Name (the “Participant”) as of Grant Date (the “Date of Grant”).
W I T N E S S E T H
          WHEREAS, the Company has adopted the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”) to strengthen the ability of the Company to attract, motivate and retain Employees, Outside Directors and Consultants who possess superior capabilities and to encourage such persons to have a proprietary interest in the Company; and
          WHEREAS, the Committee believes that the grant of Restricted Stock to the Participant as described herein is consistent with the stated purposes for which the Plan was adopted; and
          NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
     1. Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, an Award of «Rest_Stk» shares of Common Stock, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock”).
     2. Restrictions on Transfer Before Vesting.
(a)	The Restricted Stock will be transferred of record to the Participant and a certificate or certificates representing said Restricted Stock will be issued in the name of the Participant immediately upon the execution of this Agreement. Each of such Restricted Stock certificates will bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions as permitted under Section 6(c) of the Plan. The Company may either deliver such Restricted Stock certificate(s) to the Participant, retain custody of such Restricted Stock certificate(s) prior to vesting or require the Participant to enter into an escrow arrangement under which such Restricted Stock certificate(s) will be held by an escrow agent. The delivery of any shares of Restricted Stock pursuant to this Agreement is subject to the provisions of Paragraph 9 below.

(b)	The shares of Restricted Stock granted hereunder to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Date of Grant until said shares shall have become vested in the Participant in accordance with the provisions of Paragraph 4. Consistent with the foregoing, except as contemplated by Paragraph 6, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Paragraph 6, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then any and all rights and benefits under this Agreement shall cease and terminate.
     3. Vesting.
(a)	Of the shares of Restricted Stock awarded hereunder, _________ shall be referred to as the “Financial Performance Shares.” The remaining shares of Restricted Stock shall be referred to as the “Safety Performance Shares.”

(b)	Eligible Financial Performance Shares shall be eligible for vesting, either by satisfaction of the Continuous Service Requirement or in accordance with Paragraph 4(b) below. “Eligible Financial Performance Shares” shall mean a number of the Financial Performance Shares determined as follows, but subject to adjustment under Paragraph 3(e) below:
(i)	If the EBITDA of the Company and its Subsidiaries, determined on a consolidated basis, for the fiscal year ending December 31, 2011 (“Fiscal 2011”) (“2011 EBITDA”) is less than Threshold 2011 EBITDA (as defined below), the number of Eligible Financial Performance Shares shall be zero.

(ii)	If the 2011 EBITDA is equal to or greater than the Maximum 2011 EBITDA (as defined below), all of the Financial Performance Shares shall become Eligible Financial Performance Shares.

(iii)	If the 2011 EBITDA is equal to or greater than the Threshold 2011 EBITDA, but less than the Maximum 2011 EBITDA, the number of Eligible Financial Performance Shares shall be equal to:
(1)	__________________, plus

(2)	__________________ multiplied by a fraction (the value of which shall not be less than 0 nor more than 1),
(A)	the numerator of which shall be the lesser of (I) the difference between the Maximum 2011 EBITDA and the Threshold 2011 EBITDA, and (II) the excess of the 2011 EBITDA over the Threshold 2011 EBITDA; and

(B)	the denominator of which shall be the difference between the Maximum 2011 EBITDA and the Threshold 2011 EBITDA.
All Financial Performance Shares that do not become Eligible Financial Performance Shares shall be forfeited effective as of the Performance Certification Date (as defined below).

(c)	Eligible Safety Performance Shares shall be eligible for vesting, either by satisfaction of the Continuous Service Requirement or in accordance with Paragraph 4(b) below. “Eligible Safety Performance Shares” shall mean a number of Safety Performance Shares determined as follows, but subject to adjustment under Paragraph 3(e) below:
(i)	If the total recordable incident rate (as a measurement of workplace safety) of the Company and its Subsidiaries, determined on a consolidated basis (“TRIR”), for Fiscal 2011 (“2011 TRIR”) is greater than the Maximum 2011 TRIR (as defined below), the number Eligible Safety Performance Shares shall be zero.

(ii)	If the 2011 TRIR is equal or less than the Minimum 2011 TRIR, all of the Safety Performance Shares shall become Eligible Safety Performance Shares.

(iii)	If the 2011 TRIR is equal to or less than the Maximum 2011 TRIR, but greater than the Minimum 2011 TRIR (as defined below), the number of Eligible Safety Performance Shares shall be equal to:
(1)	__________________, plus

(2)	__________________ multiplied by a fraction (the value of which shall not be less than 0 nor more than 1),
(A)	the numerator of which shall be the lesser of (I) the difference between the Maximum 2011 TRIR and the Minimum 2011 TRIR, and (II) the excess of the Maximum 2011 TRIR over the 2011 TRIR; and

(B)	the denominator of which shall be the difference between the Maximum 2011 TRIR and the Minimum 2011 TRIR.
All Safety Performance Shares that do not become Eligible Safety Performance Shares shall be forfeited effective as of the Performance Certification Date.

(d)	Subject to the provisions of Paragraph 3(e) below, the following terms shall have the meanings set forth below:
(i)	“Maximum 2011 EBITDA” means the number Established by the Committee as the largest 2011 EBITDA that will be recognized and used in computing the number of Financial Performance Shares that will become Eligible Financial Performance Shares under Paragraph 3(b) above.

(ii)	“Maximum 2011 TRIR” means the number Established by the Committee as the highest 2011 TRIR that will result in any of the Safety Performance Shares becoming Eligible Safety Performance Shares under Paragraph 3(c) above.

(iii)	“Minimum 2011 TRIR” means the number Established by the Committee as the lowest 2011 TRIR that will be recognized and used in computing the number of the Safety Performance Shares that will become Eligible Safety Performance Shares under Paragraph 3(c) above.

(iv)	“Performance Certification Date” means the date as of which the Committee makes the written certifications required under Paragraph11(c) below.

(v)	“Threshold 2011 EBITDA” means the number Established by the Committee as the lowest 2011 EBITDA that will result in any of the Financial Performance Shares becoming Eligible Financial Performance Shares under Paragraph 3(b) above.

(vi)	“Established by the Committee” means set by the Committee in accordance with its charter, this Agreement and the terms of the Plan on or before the Date of Grant and identified in writing as the quantitative standards to be used as the Maximum 2011 EBITDA, the Maximum 2011 TRIR, the Minimum 2011 TRIR, or the Threshold 2011 EBITDA, as the case may be, for purposes of this Agreement. In addition, the Committee shall have the right, which it may exercise in its discretion at any time after having set the quantitative standards as provided in the preceding sentence, to increase the Threshold 2011 EBITDA and/or the Maximum 2011 EBITDA, and to decrease the Maximum 2011 TRIR and/or the Minimum 2011 TRIR, and if the Committee makes any such increase to the Threshold 2011 EBITDA or the Maximum 2011 EBITDA, or any such decrease the Maximum 2011 TRIR and/or the Minimum 2011 TRIR, such changed quantitative standards shall be deemed “Established by the Committee.”
(e)	Notwithstanding the other provisions of this Agreement, the Committee shall have the right, which it may exercise in its discretion, to reduce the number of Performance Shares that become Eligible Performance Shares in any way the Committee determines appropriate, including but not limited to, by reducing the number of Eligible Financial Performance Shares that result from the application of Paragraph 3(b) above, by reducing the number of Eligible Safety Performance Shares that result from the application of Paragraph 3(c) above, by increasing the Threshold 2011 EBITDA and/or the Maximum 2011 EBITDA, by decreasing the Maximum 2011 TRIR and/or the Minimum 2011 TRIR, and/or by reducing the number of shares of Restricted Stock reflected in and taken into account under Paragraphs 3(b)(iii)(1), 3(b)(iii)(2), 3(c)(iii)(1) and/or 3(c)(iii)(2).

(f)	The Eligible Financial Performance Shares, if any, and the Eligible Safety Performance Shares, if any (together, the “Eligible Performance Shares”) shall be the only Restricted Stock awarded under this Agreement that shall be eligible to vest. A portion of the Eligible Performance Shares, if any, shall vest on each of the dates set forth below (each a “Service Vesting Date”) if the Participant remains employed by, or provides services to, the Company or a Subsidiary continuously from the Date of Grant until such Service Vesting Date (the “Continuous Service Requirement”), as follows:

Cumulative Percentage of Eligible
Performance Shares Vesting on each Service
Service Vesting Dates	Vesting Date
The later of (i) the First Anniversary of Date of Grant, or (ii) the Performance Certification Date	33 1/3%
The later of (i) the Second Anniversary of Date of Grant, or (ii) the Performance Certification Date	66 2/3%
The later of (i) the Third Anniversary of Date of Grant, or (ii) the Performance Certification Date	100%
     4. Effect of Termination of Employment or Services.
(a)	If for any reason, the Participant’s employment by (or, if the Participant is not an Employee, the Participant ceases to perform services to) the Company and its Subsidiaries, then the shares of Eligible Performance Shares that have not previously vested in accordance with the vesting schedule reflected in Paragraph 3(e) above, as of the date of such termination of employment (or cessation of services, as applicable), shall be forfeited by the Participant to the Company.

(b)	Notwithstanding Paragraph 4(a) above, upon the termination of the Participant’s employment (or cessation of services, as applicable), whether voluntary or involuntary, the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested shares of Eligible

Performance Shares. The Committee may not, however, provide for the vesting of any Restricted Stock that has not become Eligible Performance Shares in accordance with Paragraph 3(b) or 3(c), above.
     5. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to:
(a)	give the Participant any right to be awarded any further restricted stock or any other Award in the future, even if restricted stock or other Awards are granted on a regular or repeated basis, as grants of restricted stock and other Awards are completely voluntary and made solely in the discretion of the Committee;

(b)	give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

(c)	confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.
     6. Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person, including but not limited to the vesting requirements, shall have been complied with as specified herein.
     7. Rights as a Stockholder. Subject to the limitations and restrictions contained herein, the Participant (or Beneficiary) shall have all rights as a stockholder with respect to the shares of Restricted Stock (other than the right to vote), including the right to receive dividends and other distributions; provided, however, that any dividends or other distributions attributable to shares of Restricted Stock that have not otherwise vested shall be subject to the same restrictions as the shares of Restricted Stock to which they related until such restrictions lapse. Cash or other property from dividends or other distributions attributable to shares of Restricted Stock that vests hereunder shall be paid or delivered, after reduction for applicable withholding, as soon as practicable, but not later than 2 1/2 months following date on which the underlying shares of Restricted Stock become vested.
     8. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
     9. Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion (“Investment Letter”):
(a)	stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof;

(b)	stating that the Participant will not sell any shares of Common Stock that the Participant may then own or thereafter acquire except either:
(i)	through a broker on a national securities exchange or

(ii)	with the prior written approval of the Company; and

(c)	containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.
     10. Federal and State Taxes.
(a)	Any vested shares of Common Stock and cash or other property payable or deliverable to the Participant hereunder shall be subject to the payment of, or shall be reduced by, any amount or amounts which the Company is required to withhold under the then-applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of the Code, the Company shall withhold from the vested shares of Common Stock to be issued to the Participant a number of shares, or from any cash or other property payable or deliverable to hereunder, necessary to satisfy the Company’s withholding obligations. The number of shares of Common Stock to be withheld shall be based upon the Fair Market Value of the shares on the date of withholding.

(b)	Notwithstanding Paragraph 9(a) above, if the Participant elects, and the Committee agrees, the Company’s withholding obligations may instead be satisfied as follows:
(i)	the Participant may direct the Company to withhold cash that is otherwise payable to the Participant;

(ii)	the Participant may deliver to the Company a sufficient number of shares of Common Stock then owned by the Participant to satisfy the Company’s withholding obligations, based on the Fair Market Value of the shares as of the date of withholding;

(iii)	the Participant may deliver sufficient cash to the Company to satisfy its withholding obligations; or

(iv)	any combination of the alternatives described in Paragraphs 10(b)(i) through 10(b)(iii) above.
(c)	Authorization of the Participant to the Company to withhold taxes pursuant to one or more of the alternatives described in Paragraph 10(b) above must be in a form and content acceptable to the Committee. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any shares pursuant to this Agreement. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.
     11. Authority of Committee. Notwithstanding provisions of the Plan to the contrary:
(a)	for purposes of this Agreement, all references to the “Committee” shall mean only those members of the Compensation Committee of the Board of Directors of the Company who are Outside Directors or a properly constituted and authorized sub-committee of the Compensation Committee of the Board of Directors of the Company comprised solely of two (2) or more Outside Directors;

(b)	all acts and determinations relating to this Agreement shall be performed by the Committee and may not be delegated to the Chief Executive Officer, any other officer of the Company or any other person or group of persons other than in accordance with Paragraph 11(a) above; and

(c)	without limiting the foregoing and unless the Restricted Stock has been forfeited earlier, the Committee shall certify in writing as promptly as possible after the close of Fiscal 2011 whether, and the extent to which, the requirements of Paragraphs 3(b) and 3(c), have been met and the number of Eligible Financial Performance Shares and Eligible Safety Performance Shares, if any, resulting therefrom and, following each Service Vesting Date, whether or not all material requirements of this Agreement have been satisfied by the Participant and, if so, the number of Eligible Performance Shares vesting on each such Service Vesting Date in accordance with this Agreement.
12. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.
13. Definitions. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand as of the day and year first above written.

HERCULES OFFSHORE, INC.

By:
Name:	James W. Noe
Title:	Senior Vice President, General Counsel and Chief Compliance Officer
Date:

PARTICIPANT

Name:
Name:	Participant Name
Date: